UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 24, 2015 (March 20, 2015)

CIG WIRELESS CORP.

(Exact name of Registrant as specified in its charter)

Nevada	000-53677	68-0672900
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

11120 South Crown Way, Suite 1, Wellington, Florida 33414

(Address of principal executive offices)

(561) 701-8484

(Registrant's telephone number, including area code)

___________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 20, 2015, the Board of Directors (the “Board”) of CIG Wireless Corp. (the “Company”), acting pursuant to a recommendation from the Compensation Committee of the Board (the “Committee”), approved the CIG Wireless Corp. 2015 Incentive Bonus Plan (the “Plan”). Awards granted to Paul McGinn, President and Chief Executive Officer of the Company, Romain Gay-Grosier, Chief Financial Officer of the Company, and Michael Hofe, Chief Operating Officer of the Company, under the Plan replace the awards of restricted stock awarded to such employees under the special management incentive program (the “MIP”) established under the Company’s 2014 Equity Incentive Plan, which awards will be cancelled and void effective upon payment of their Initial Payments (as defined below).

Each participant under the Plan is granted the right to receive a bonus upon the consummation of a realization event. The amount of a participant’s bonus under the Plan will be equal to such participant’s applicable percentage of the Plan’s total bonus pool. The total bonus pool will be an amount equal to a percentage of the total net proceeds of a realization event. If the total net proceeds are between $17,500,000 and $18,500,000, 3.14% of the total net proceeds will be contributed to the plan bonus pool, and if the total net proceeds are greater than $50,500,000, 7.62% of the total net proceeds will be contributed to the plan bonus pool. If total net proceeds are between $18,500,000 and $50,500,000, a percentage between 3.14% of the total net proceeds and 7.62% of the total net proceeds will be contributed to the plan bonus pool, as set forth in the Plan. If there are no outstanding awards under the Plan at the time the realization event occurs, the bonus pool will be zero.

A realization event under the Plan generally includes the sale, in one or more transactions, of more than 50% of the aggregate voting power of the equity securities of the Company, or all or substantially all of the Company’s assets, to a third party purchaser that is not affiliated with Fir Tree Capital Opportunity (LN) Master Fund, L.P. and Fir Tree REF III Tower LLC (together, the “Fir Tree Investors”). Such event must also constitute a “change in control event” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). A realization event must occur (i) on or before December 31, 2017 and (ii) simultaneously with or after the redemption or sale of a majority of the shares of Series A-1 Non-Convertible Preferred Stock (“Series A-1 Preferred Stock”) held by the Fir Tree Investors. In order to qualify as a realization event, the consideration received by the Fir Tree Investors in a transaction (other than for any shares of Series A-1 Preferred Stock) must be comprised of at least 50% cash.

The “total net proceeds” of a realization event means (x) the total consideration paid or payable in the realization event to the Fir Tree Investors in consideration of their respective shares of Series A-1 Preferred Stock and the Company’s Series A-2 Convertible Preferred Stock (“Series A-2 Preferred Stock”) held by them, minus (y) (i) the purchase price paid by the Fir Tree Investors in respect of their shares of Series A-1 Preferred Stock and Series A-2 Preferred Stock, (ii) all accrued and unpaid dividends owed to the Fir Tree Investors in respect of the Series A-1 Preferred Stock and Series A-2 Preferred Stock as of the realization event, (iii) all accrued and unpaid interest thereon, of any outstanding indebtedness owing by the Company to the Fir Tree Investors as of the realization event, (iv) fees and expenses of any legal, financial, tax or other advisors to each of the Company and the Fir Tree Investors, (v) taxes (other than income taxes), fees, expenses, and other costs payable by the Company or the Fir Tree Investors in connection with the realization event, including, without limitation, sale bonuses, severance payments, stay-bonuses and other compensation payable to employees by reason of a realization event that are incurred by the Company or the Fir Tree Investors (but excluding any compensation paid pursuant to any agreement (other than an award under the Plan) intended to replace a grant of restricted stock awarded under the MIP (each such agreement, a “MIP Replacement Agreement”)), and (vi) all amounts funded in escrow by the Fir Tree Investors pursuant to the Funding Agreement, dated as of March 20, 2015, by and among the Company and the Fir Tree Investors.

For a participant to be paid a bonus under the Plan, (i) such participant must either (x) remain in continuous employment with the Company or its affiliates through the date of consummation of the realization event (the “Closing Date”) or (y) prior to the Closing Date, be terminated by the Company without cause, voluntarily terminate employment for good reason, or terminate employment due to death or disability, (ii) the realization event must occur on or prior to December 31, 2017 (or an earlier or later date selected by a majority of the non-management members of the Board prior to the Closing Date), and (iii) such participant must execute a general release in favor of the Company, and comply with the confidentiality, non-solicitation and cooperation covenants contained in the Plan.

Except as otherwise provided in an award agreement, each participant who satisfies the eligibility and other conditions set forth in the Plan as of the Closing Date will be paid 75% of their bonus under the Plan on the Closing Date (the “Initial Payment”), and the remaining 25% of each participant’s bonus (the “Holdback Amount”) will be paid on the second anniversary of the Closing Date, subject to reduction for any payments made by the Fir Tree Investors in connection with indemnification obligations and/or stockholder appraisal rights claims relating to the realization event (“Indemnity Claims”), in an amount equal to the total amount of such Indemnity Claims multiplied by a percentage set forth in a participant’s award agreement (the “Holdback Charge”).

Any bonus amount cancelled and forfeited prior to a realization event will remain in the bonus pool and, except as otherwise provided in an award agreement, be re-allocated to the then remaining participants on a pro rata basis, and a corresponding adjustment will be made to the respective Holdback Charges. Any bonus amount that is cancelled and forfeited and is not re-allocable to the then remaining participants, or otherwise is forfeited or not payable pursuant to the terms of the Plan or any award agreement, including without limitation any forfeited Holdback Amount, or any other amount contributed to the bonus pool and not payable pursuant to the terms of the Plan or any award agreement (as in effect at the time of a realization event) will, upon written notice to the Company, be promptly paid by the Company to the Fir Tree Investors.

If any amount or benefit to be provided pursuant to the Plan or otherwise may be subject to a 20% excise tax imposed by Section 4999 of the Code or may not be deductible by the Company or any of its affiliates as a result of Section 280G of the Code, then the amounts and benefits the participant would otherwise receive will be reduced to the greatest amount that could be made without giving rise to the excise tax or causing any payment or benefit to be non-deductible as a result of Section 280G.

The Board may modify or amend the Plan at any time and from time to time as it, in its sole discretion, deems advisable or appropriate. Notwithstanding the foregoing, in no event will the Board amend the Plan (or any award agreement) in a manner that, directly or indirectly, adversely affects the rights of the Fir Tree Investors under the Plan or the Indemnification Agreement.

On March 20, 2015, the Committee (and the Board, acting upon the recommendation of the Committee) approved the grant of awards under the Plan to each of Messrs. McGinn, Gay-Grosier and Hofe (collectively, the “Plan Awards”). If the total net proceeds are $17,500,000 or greater, (i) Mr. Gay-Crosier’s applicable percentage of the bonus pool will be between 13.1% and 31.8%, (ii) Mr. Hofe’s applicable percentage of the bonus pool will be between 13.1% and 31.8%, and (iii) Mr. McGinn’s applicable percentage of the bonus pool will be between 0.0% and 68.6%, with the exact percentage in each case determined based on the amount of total net proceeds and the terms of the applicable award agreement. Messrs. Gay-Crosier’s and Hofe’s Holdback Charge will be an amount equal to the total amount of the Indemnity Claims multiplied by 1%, and Mr. McGinn’s Holdback Charge will be an amount equal to the total amount of the Indemnity Claims multiplied by 8%.

The applicable percentages and Holdback Charges of Messrs. McGinn, Gay-Crosier and Hofe are each subject to re-calculation as provided in the Plan; provided, however, that in no event will Messrs. Gay-Crosier’s or Hofe’s applicable percentages or Holdback Charges be increased as a result of a forfeiture or cancellation of an award granted to the Chief Executive Officer of the Company. In the event Mr. McGinn’s Holdback Charge exceeds his Holdback Amount, upon written notice from the Company he shall promptly pay to the Company the amount by which his Holdback Charge exceeds his Holdback Amount, up to a maximum of 25% of his Plan Award.

The Plan Awards to Messrs. McGinn, Gay-Crosier and Hofe are in lieu of, and replace, their respective awards under the MIP. Each of their respective awards under the MIP will be cancelled and void effective upon payment of their Initial Payments under the Plan.

The above description of the Plan and the Plan Awards does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan and the Incentive Bonus Plan Agreements evidencing the Plan Awards, copies of which are attached as Exhibits 10.1, 10.2, 10.3, and 10.4 to this Current Report on Form 8-K and are incorporated into this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit
No.	Description
10.1 10.2 10.3 10.4

CIG Wireless Corp. 2015 Incentive Bonus Plan.

Incentive Bonus Plan Agreement with Paul McGinn, dated as of March 20, 2015.

Incentive Bonus Plan Agreement with Romain Gay-Crosier, dated as of March 20, 2015.

Incentive Bonus Plan Agreement with Michael Hofe, dated as of March 20, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CIG WIRELESS CORP.

By:	/s/ Paul McGinn
Name:	Paul McGinn
Title:	President and Chief Executive Officer

Date: March 24, 2015

EXHIBIT INDEX
Exhibit
No.	Description
10.1 10.2 10.3 10.4

CIG Wireless Corp. 2015 Incentive Bonus Plan.

Incentive Bonus Plan Agreement with Paul McGinn, dated as of March 20, 2015.

Incentive Bonus Plan Agreement with Romain Gay-Crosier, dated as of March 20, 2015.

Incentive Bonus Plan Agreement with Michael Hofe, dated as of March 20, 2015.